Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Introduction
The following unaudited pro forma combined condensed financial statements and explanatory notes present how the consolidated financial statements of Here Media Inc. (“Here Media” or the “Company”) might have appeared had Here Networks LLC (“Here Networks”), Here Publishing Inc. (formerly named Regent Entertainment Media Inc.) (“Here Publishing”), collectively “the HMI entities,” and PlanetOut Inc. (“PlanetOut”) actually been combined at earlier dates.
The HMI Entities, collectively, have been determined to be the acquiring entity in the business combination under Statement of Financial Accounting Standards (“SFAS”) No. 141 (Revised 2007), “Business Combinations” (“FAS 141R”), and the historical information for the HMI Entities is presented as combined. Both Here Networks and Here Publishing of the HMI Entities were commonly owned and controlled prior to the business combination with PlanetOut. On June 11, 2009, the owners of the HMI Entities contributed to the Company all of their interests in the HMI Entities, which consisted of stock and limited liability company interests that constituted 100% of the ownership interest in each of those companies, in exchange for the common stock of the Company, $0.001 par value per share (the “Common Stock”). The aggregate number of shares of Common Stock received by the former owners of the HMI Entities equaled approximately 80% of the issued and outstanding shares of the Common Stock, or 16,630,140 shares.
On June 11, 2009, PlanetOut merged with a subsidiary of the Company. In connection with the business combination, each share of the issued and outstanding shares of PlanetOut’s common stock was exchanged for one share of the Common Stock and one share of the special stock of the Company, $0.001 par value per share (the “Special Stock”). The aggregate number of shares of Common Stock received by PlanetOut stockholders equaled approximately 20% of the issued and outstanding shares of the Common Stock, or 4,070,535 shares of such stock, and 100% of the issued and outstanding shares of the Special Stock, or 4,070,535 shares of such stock. The merger was accounted for under the acquisition method of accounting in accordance with FAS 141R. The Company acquired PlanetOut in exchange for Common Stock and Special Stock valued at approximately $900,000 based on the estimated fair value of the tangible assets and intangible assets acquired and liabilities assumed on the acquisition date.
There is no active market or established fair value for either of the Common Stock or the Special Stock of Here Media which was exchanged in the PlanetOut acquisition. In accordance with FAS141R, the value of the Common Stock and Special Stock was recorded at a value equal to the net assets acquired in the PlanetOut acquisition. Each of the Common Stock and Special Stock were recorded at their extended par value based on the number of shares exchanged and the remainder of the value exchanged was recorded as additional paid-in-capital. No recording of goodwill resulted from the PlanetOut acquisition.
The unaudited pro forma combined condensed balance sheet as of March 31, 2009 is presented to give effect to the acquisition as if it occurred on March 31, 2009 by combining the historical balance sheets of the HMI Entities and PlanetOut at March 31, 2009. The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2009 is presented as if the acquisition had taken place on January 1, 2008 by combining the historical results of the HMI Entities and PlanetOut for the three months ended March 31, 2009. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2008 is presented as if the acquisition had taken place on January 1, 2008 by combining the historical results of the HMI Entities and PlanetOut for the year ended December 31, 2008.
Under the acquisition method of accounting, the total purchase price is allocated to the net tangible and intangible assets of PlanetOut acquired based on their fair values as of the date of the acquisition. An independent valuation specialist is currently conducting a valuation in order to assist Here Media management in determining the fair values of these assets. A preliminary valuation report from the independent valuation specialist has been considered in management’s estimates of the fair values reflected in these unaudited pro forma combined condensed financial statements. Accordingly, the fair value of the assets acquired and liabilities assumed is preliminary and subject to adjustment based on the final determination of fair values by management, which will consider the final valuation report prepared by the independent valuation specialist.
As indicated above, these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with definite and indefinite lives are subject to adjustment, which would result in a change in the amortization of those intangible assets. Therefore, the actual amounts recorded for amortization may differ from the information presented in these unaudited pro forma combined condensed financial statements. In addition to the receipt of the final valuation report, the impact of ongoing integration activities could result in adjustments to the information presented.

The unaudited pro forma combined condensed financial statements are incorporated in their entirety by reference to, and should be read in conjunction with, Here Media’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on May 14, 2009, PlanetOut’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, PlanetOut’s quarterly report on Form 10-Q for its quarter ended March 31, 2009 and the historical condensed consolidated financial statements and accompanying notes contained in Here Media’s quarterly report on Form 10-Q for its quarter ended June 30, 2009.
The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the combined condensed results of operations or financial condition of Here Media that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of the future combined condensed results of operations or financial condition of Here Media.

Here Media, Inc.
Unaudited Pro Forma Combined Condensed Balance Sheet
March 31, 2009
(all amounts in thousands)

	Historical
					PlanetOut and
	HMI Entities		Pro Forma		HMI Entities
	Combined	PlanetOut	Adjustments		Combined
			(see note 3)
ASSETS
Current assets:
Cash and cash equivalents	$85	$1,812	$4,700	(a)	$6,597
Restricted cash	—	1,126			1,126
Accounts receivable, net	2,409	871			3,280
Inventory	684	—			684
Prepaid expenses and other current assets	1,407	652			2,059
Due from related parties	87	—			87

Total current assets	4,672	4,461	4,700		13,833
Property and equipment, net	875	4,611	(2,099	) (b)	3,387
Goodwill	—	2,988	(2,988	) (c)	—
Intangible assets, net	430	—	1,973	(d)	2,403
Program broadcasting rights, net	13,274	—			13,274
Other assets	286	280			566

Total assets	$19,537	$12,340	$1,586		$33,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,259	$937	$		$3,196
Accrued expenses and other liabilities	1,128	1,971	1,556	(e)	4,655
Due to related parties, current portion	6,291	—			6,291
Deferred revenue, current portion	1,623	2,403			4,026
Capital lease obligations, current portion	37	621			658
Deferred rent, current portion	29	340			369

Total current liabilities	11,367	6,272	1,556		19,195
Deferred revenue, less current portion	1,338	—			1,338
Capital lease obligations, less current portion	87	82			169
Deferred rent, less current portion	80	856			936
Due to related parties, less current portion	3,320	—			3,320
Other long-term liabilities	—	300			300

Total liabilities	16,192	7,510	1,556		25,258

Stockholders’ equity:
Common stock at par	1	40	(20	) (f)	21
Special stock at par	—	—	4	(f)	4
Additional paid-in capital	32,978	115,465	(137,095	) (g)	11,348
Accumulated other comprehensive loss	—	(100)	100	(h)	—
Accumulated deficit	(29,634)	(110,575)	137,041	(i)	(3,168)

Total stockholders’ equity	3,345	4,830	30		8,205

Total liabilities and stockholders’ equity	$19,537	$12,340	$1,586		$33,463

See notes to unaudited pro forma combined condensed financial statements.

Here Media, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For The Year Ended December 31, 2008
(all amounts in thousands except per share data)

	Historical
					PlanetOut and
	HMI Entities		Pro Forma		HMI Entities
	Combined	PlanetOut	Adjustments		Combined
			(see note 3)
Revenue:
Advertising services	$30,352	$6,150	$—		$36,502
Subscription services	4,806	13,413	—		18,219
Transaction services	1,758	257	—		2,015

Total revenue	36,916	19,820	—		56,736

Operating costs and expenses: (*)
Cost of revenue	20,172	9,877	109	(j)	30,158
Sales and marketing	6,751	6,651	5	(j)	13,407
General and administrative	10,410	7,238	(549	) (j, k)	17,099
Acquisition transaction costs	—	—	3,905	(l)	3,905
Restructuring	796	—	—		796
Depreciation and amortization	499	3,908	290	(m)	4,697
Impairment of goodwill and intangible assets	1,978	—	—		1,978

Total operating costs and expenses	40,606	27,674	3,760		72,040

Loss from operations	(3,690)	(7,854)	(3,760)		(15,304)
Interest expense	(23)	(131)	—		(154)
Other income, net	3	178	—		181

Loss from continuing operations before income taxes	(3,710)	(7,807)	(3,760)		(15,277)
Provision for income taxes	18	—	—		18

Loss from continuing operations	(3,728)	(7,807)	(3,760)		(15,295)

Net loss from continuing operations per share:
Basic and diluted		$(1.93)			$(0.74)

Weighted-average shares used to compute net loss from continuing operations per share:
Basic and diluted		4,054	16,647	(n)	20,701

(*) Stock-based compensation is allocated as follows (see Note 2):
Cost of revenue	$13	$121	$109	(j)	$243
Sales and marketing	7	6	5	(j)	18
General and administrative	28	345	560	(j)	933

Total stock-based compensation	$48	$472	$674		$1,194

See notes to unaudited pro forma combined condensed financial statements.

Here Media, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For The Three Months Ended March 31, 2009
(all amounts in thousands except per share data)

	Historical
					PlanetOut and
	HMI Entities		Pro Forma		HMI Entities
	Combined	PlanetOut	Adjustments		Combined
			(see note 3)
Revenue:
Advertising services	$4,434	$1,269	$—		$5,703
Subscription services	1,146	2,529	—		3,675
Transaction services	841	46	—		887

Total revenue	6,421	3,844	—		10,265

Operating costs and expenses: (*)
Cost of revenue	4,335	2,043	(13	) (o)	6,365
Sales and marketing	1,264	901	—		2,165
General and administrative	2,288	2,735	(1,517	) (o, p)	3,506
Restructuring	—	554			554
Depreciation and amortization	143	727	73	(m)	943

Total operating costs and expenses	8,030	6,960	(1,457)		13,533

Loss from operations	(1,609)	(3,116)	1,457		(3,268)
Interest expense	(3)	(17)	—		(20)
Other income, net	—	6	—		6

Loss from continuing operations before income taxes	(1,612)	(3,127)	1,457		(3,282)
Provision for income taxes	—	3	—		3

Net loss from continuing operations	(1,612)	(3,130)	1,457		(3,285)

Net loss from continuing operations per share:
Basic and diluted		$(.77)			$(0.16)

Weighted-average shares used to compute net loss from continuing operations per share:
Basic and diluted		4,059	16,642	(n)	20,701

(*) Stock-based compensation is allocated as follows (see Note 2):
Cost of revenue		$13	$(13	) (o)	$—
Sales and marketing		—	—		—
General and administrative		278	(278	) (o)	—

Total stock-based compensation		$291	$(291)		$—

See notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1.	Basis of Presentation
Here Media Inc. (“Here Media” or the “Company”) is the parent company of Here Networks, LLC (“Here Networks”), Here Publishing Inc. (formerly named Regent Entertainment Media Inc.) (“Here Publishing”) and PlanetOut Inc. (“PlanetOut”). Here Media was formed in connection with the business combination of Here Networks and Here Publishing (collectively, the “HMI Entities”) and PlanetOut, which was completed on June 11, 2009.
The HMI Entities, collectively, have been determined to be the acquiring entity in the business combination under Statement of Financial Accounting Standards (“SFAS”) No. 141 (Revised 2007), “Business Combinations” (“FAS 141R”), and the historical information for the HMI Entities is presented as combined with Here Media. Both Here Networks and Here Publishing of the HMI Entities were commonly owned and controlled prior to the business combination with PlanetOut. The business operations of Here Publishing were acquired from LPI Media Inc. (“LPI”), a wholly-owned subsidiary of PlanetOut, by Here Publishing in a transaction completed on August 13, 2008. The historical financial information of the HMI Entities in the unaudited pro forma combined condensed financial statements includes the results of operations of LPI as if the acquisition of LPI had taken place on January 1, 2008.
These unaudited pro forma combined condensed financial statements reflect the combination of the HMI Entities and PlanetOut Inc. There are no pro forma adjustments to reflect the combination of the HMI entities which are commonly owned and controlled.
On June 11, 2009, PlanetOut merged with a subsidiary of the Company. The merger was accounted for under the acquisition method of accounting in accordance with FAS 141R. The Company acquired PlanetOut in exchange for Common Stock and Special Stock valued at approximately $900,000 based on the estimated fair value of the tangible assets and intangible assets acquired and liabilities assumed on the acquisition date. The following is a statement of the net assets acquired (in thousands):

Cash and cash equivalents	$915
Restricted cash	1,100
Accounts receivable, net	753
Prepaid expenses and other current assets	552
Property and equipment, net	2,145
Intangible assets	1,973
Other assets	279
Liabilties assumed	(6,817)

$900

There is no active market or established fair value for either of the Common Stock or the Special Stock of Here Media which was exchanged in the PlanetOut acquisition. In accordance with FAS141R, the value of the Common Stock and Special Stock was recorded at a value equal to the net assets acquired in the PlanetOut acquisition. Each of the Common Stock and Special Stock were recorded at their extended par value based on the number of shares exchanged and the remainder of the value exchanged was recorded as additional paid-in-capital. No recording of goodwill resulted from the PlanetOut acquisition.
A preliminary estimate of approximately $1,111,000 has been allocated to definite lived intangible assets consisting of customer lists and content databases of PlanetOut. The Company estimates a composite useful life of these intangible assets of 4.1 years and accordingly expects to amortize these assets, on a straight-line basis, over their respective estimated useful lives of three to five years. A preliminary estimate of approximately $862,000 has been allocated to intangible assets with indefinite lives. Intangible assets with indefinite lives consist primarily of the estimated fair value allocated to tradenames acquired from PlanetOut. Amounts preliminarily allocated to intangible assets with definite and indefinite lives are subject to adjustment, which would result in a change in the amortization of those intangible assets. Therefore, the actual amounts recorded for amortization may differ from the information presented in these unaudited pro forma combined condensed financial statements. In addition to the receipt of the final valuation report, the impact of ongoing integration activities could result in adjustments to the information presented.
Amounts in the pro forma financial information and related adjustments are presented net of tax effects. PlanetOut and the HMI entities have historical net losses. Due to the uncertainty surrounding the realization of these favorable tax attributes in future tax returns, a full valuation allowance has been assumed against any deferred tax assets arising from the business combination.

Material nonrecurring charges or credits and related tax effects which result directly from the business combination, such as severance and related costs, are not presented in these pro forma combined condensed financial statements and will be included in the results of operations of the business combination within the twelve months succeeding the transaction.
2.	Stock-Based Compensation
PlanetOut accounted for stock-based awards under SFAS No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of restricted stock was determined based on the number of shares granted and the quoted price of PlanetOut’s common stock, and the fair value of stock options was determined using the Black-Scholes valuation model. Such value was recognized as expense over the service period, net of estimated forfeitures, using the straight-line method under FAS 123R. Actual results, and future changes in estimates, may differ substantially from current estimates.
Upon consummation of the business combination, the unvested portion of all outstanding unvested restricted stock grants were accelerated and all outstanding stock options were canceled. Additional stock-based compensation expense resulted from the acceleration of the unvested restricted stock in accordance with FAS 123R. No additional stock-based compensation expense resulted from cancellation of the outstanding stock options in accordance with FAS123R as no additional value to the existing holders of stock options resulted from their cancelation.
3.	Pro Forma Adjustments
The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:
(a)
Reflects net cash of $4,700,000 from the HMI entities in connection with the business combination. Under the terms of the business combination, the HMI entities were required, as a condition to closing, to have $5,200,000 of unencumbered cash reduced by an amount equal to their transaction expenses, subject to a limit of $500,000.

(b)	Adjustment to record the fair value of property and equipment of PlanetOut.

(c)	Reflects the elimination of goodwill upon the completion of the business combination under the acquisition method of accounting in accordance with FAS 141R.

(d)	Reflects the intangible assets of PlanetOut based on their estimated fair values.

(e)
Reflects liabilities recorded for unaccrued investment banking fees of $500,000 and other unaccrued estimated acquisition transaction costs of approximately $1,056,000 in connection with the business combination.

(f)
Eliminates the historical common stock equity balances and reflects the issuance of 20,700,675 shares of Here Media Common Stock at a par value of $0.001 and 4,070,535 shares of Here Media Special Stock at a par value of $0.001 in connection with the business combination.

(g)
Eliminates the historical additional paid-in capital balances of PlanetOut and reflects the fair value of the Common Stock and Special Stock received by PlanetOut stockholders in connection with the business combination, net of the amounts recorded as Common Stock and Special Stock at par value. Also reflects the reclassification of the historical accumulated deficit of the HMI Entities to additional paid-in capital.

(h)	Eliminates the historical accumulated other comprehensive loss of PlanetOut.

(i)
Eliminates the historical accumulated deficit of PlanetOut and reflects the effect of (e) above. Also reflects the reclassification of the historical accumulated deficit of the HMI Entities to additional paid-in capital.

(j)
Reflects the recognition of additional stock-based compensation charges related to the acceleration of unvested restricted stock in accordance with the terms of the business combination and with FAS 123R and eliminates stock-based compensation expense of $17,000 recognized in the year ended December 31, 2008 for stock options that were canceled as a result of the business combination.

(k)
Reflects reclassification of $500,000 of investment banking fees and $609,000 of other acquisition transaction costs previously accrued as of December 31, 2008 from general and administrative costs to acquisition transaction costs.

(l)
Reflects accrual of investment banking fees of $500,000 and other estimated acquisition transaction costs of $2,296,000 and a reclassification of $500,000 of investment banking fees and $609,000 of other acquisition transaction costs previously accrued as of December 31, 2008 as general and administrative costs.

(m)	Recognizes amortization of intangible assets acquired in the business combination.

(n)
Adjusts the common stock equity balances to reflect the issuance of 20,700,675 shares of Here Media common stock at a par value of $0.001 in connection with the business combination as if outstanding from the beginning of the periods presented.

(o)	Eliminates stock-based compensation expense recognized in the three months ended March 31, 2009 for stock options that were canceled as a result of the business combination.

(p)
Eliminates estimated acquisition transaction costs of approximately $1,239,000 recognized in the three months ended March 31, 2009 related to the business combination to reflect the operating results as if all acquisition transaction costs had been incurred on January 1, 2008.